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                                                               EXHIBIT 10.7

                              DEVELOPMENT AGREEMENT

THIS AGREEMENT, entered into and effective this 14th day of October, 1999 ("Effective Date") is by and between GMX Resources Inc., (hereinafter referred to as "GMX") and Tara Energy Services Limited, as managing partner of the Tara Energy Partnerships (hereinafter referred to as "Tara") (sometimes collectively referred to as the "Parties").

         WHEREAS, GMX is a corporation engaged in oil and gas exploration and development activities and represents that it is the owner of certain oil and gas properties as listed on the attached Exhibit "A" which are known to the Parties as the Leases (the "Leases"), and

         WHEREAS, Tara desires to enter into a Development Agreement regarding the hereinafter detailed program of work ("Work Program") to be conducted on the Leases, this Agreement shall serve to set out the terms whereby said agreement shall be made. Tara hereby represents that it has researched this investment. Tara is a professional oil and gas entity engaged in oil and gas exploration and development and as such is capable of properly evaluating same.

         NOW THEREFORE, in consideration of the mutual promises and conditions contained herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties agree as follows:

1. The Parties shall in accordance with the terms of this Agreement and the joint operating agreement attached as Exhibit "C" to this Agreement (the "JOA") conduct the program of drilling and development of two wells on the Leases as set forth in detail on the attached Exhibit "B" ("the Wells"). The costs shown on Exhibit "B" are target AFE costs based on the Turnkey Bid of Patterson Drilling, for drilling to the required depths plus estimated third party and supervision costs. Tara will be liable for its share of the costs plus cost overruns, not to exceed in total 110% of the amounts shown in Exhibit "B". Overruns in excess of 10% of the total AFE cost will be submitted as a supplementary AFE for Tara's agreement before any such additional expenditure is undertaken. Tara's notification to the Operator as to whether its agrees to incur such additional cost, and (if it does so approve) its payments therefor will be timely in conformance with this Agreement and the JOA. The location of the Wells will be as agreed by the Parties.

2. Tara shall be liable for 85% of the cost of the Work Program, on a cost basis described in Clause 1 above.

3. In discharge of its share of the cost of the Work Program, subject to the conditions herein, Tara shall make (or cause to be made on its behalf) the following payments ("Advances") to GMX or its designated affiliate ("GMX"):

                  October 15, 1999            $792,900.00 in US$ AFE Costs
                                              $ 45,000.00 in US$ G&G Costs
                                              -----------
                                              $837,900.00 in US$ Total


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4.       Upon payment by Tara of the aforesaid Advances, GMX shall assign to
         Tara (in the form of its U.S. affiliate Tara Energy Inc. as nominee for Tara) an 85% working interest limited to the forty (40) acres surrounding the "initial test wells" (the wells), and including the location or locations of any twin wells of the wells, in the lands described on Exhibit "A" attached hereto. Said assignment shall comprise full working interest and net revenue interest rights for each well and the forty (40) acres attributable to each well drilled hereunder, limited to the depths penetrated by each well. Should the Texas spacing units attributable to each well be greater than forty
         (40) acres, then in no event will Tara earn a working interest or net revenue interest for development purposes outside the forty (40) acres surrounding said wellbore. GMX agrees that no offset well(s) will be drilled closer than 1200 feet from the Tara wellbore(s) and in said forty (40) acre tracts without approval from Tara and with Tara's participation for its working interest share in accordance with the JOA. Said assignment shall be made effective as of the Effective Date and shall be subject to the JOA, which shall govern all operations on the leases.

5.       Payout:

         (A) The period from the Advance Date (being the date of Tara's first advance of funds to GMX in respect of the Work Program) until Tara's Payout Date (as defined in the Appendix A, below) is referred to here as "Payout Period." During the Payout Period Tara shall be entitled to its 85% working interest, share of net revenues from the wells funded by the Advances, provided that during the Payout Period, in addition to its 85% working interest share of such net revenues:

                  (i) Tara shall be entitled to increase its pre-Payout working interest to 90% if Tara has not received 50% of payback of the amount of the Advances before the date which is one year after the Advance Date; and

                  (ii) Tara shall be entitled to increase its pre-Payout working interest to 95% if Tara has not received 75% of payback of the amount of the Advances before the date which is two years after the Advance Date; and

                  (iii) Tara shall be entitled to increase its pre-Payout working interest to 100% if the Payout Period exceeds three years, from the expiry of such three years. In this case GMX and Tara will consult as to the future of GMX's operatorship, to apply the principle that a party not holding a current working interest shall not be the operator.

         Increases in Tara's pre-Payout working interest as described above will take effect as from the first day of the next following month.

         (B) At Tara's Payout Date, GMX shall be entitled to a reversionary interest, such that Tara shall retain an after-payout working interest ("APO Interest") in accordance with the following formula:

                  The APO Interest shall be equal to 0.9% (zero point nine percent) for every month of the Payout Period during the first nine months of the Payout Period, and 2.7% (two point seven percent) per month thereafter, until the end of the Payout Period. (For example, if it takes 12 months for Tara's investment to pay out, Tara will retain 9 months x 0.9% plus 3 months x 2.7% = 16.2% in total after payout and GMX will have the remainder).

6. Tara shall be entitled to its full working interest share of production revenues and Tara shall continue to hold the relevant working interests on a conventional basis, GMX being entitled to a reversion at Tara's Payout, as described above, and subject to the JOA. Tara shall be entitled

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         (subject to the other terms of this Development Agreement) to assign, charge or otherwise dispose of any or all of its interests without being subject to pre-emption or other preferential rights.

7. It is hereby agreed and understood that GMX shall diligently and prudently conduct the Work Program as soon as reasonably possible, having regard to operational circumstances and results encountered. If the actual results of any significant part of the Work Program are materially different from those contemplated by the Parties at the date hereof, the Parties shall consult in good faith to assess whether the Work Program should be modified so as to improve the prospective economic performance of the Leases, and shall seek to agree such modification for such purpose. In the event that the interim results indicate that the prospective oil or gas volumes producible from future wells are likely to be less than 80% of those proved reserves figures estimated by Sproule (attached as exhibit D) and Associates for Tara, the Work Program shall be amended to remove such future wells therefrom, unless the Parties otherwise agree. For the avoidance of doubt, any amendment of the Work Program in accordance with this Clause shall constitute an amendment of the AFE shown in Exhibit "B" for the purposes of both this Agreement and the JOA.

8. In the event that the work program is curtailed (I.E. SPUDDING OR COMPLETION) any unspent funds from the Advance shall be refunded to Tara. In the event of any conflict between this Clause and the JOA, the provisions of this Clause shall prevail. GMX (as Operator) agrees that it will commence operations on the Leases under this Development Agreement and agrees to diligently proceed with said operations in a workmanlike manner until all operations in respect of the Work Program have been completed. Periodic reports at not less than monthly intervals, and more frequently during active operations, shall be made to Tara and GMX, as Operator will be available to review the work done at the request of Tara.

9. The Parties agree that Tara has no responsibility to MW Oil Investment Company, Inc. for any fees in respect of this Agreement.

10. References in this Agreement to "Tara" shall, where they refer to the holding of real property, be taken as references to holdings by Tara Energy Inc., which is a wholly-owned subsidiary of Tara Energy Services Ltd., managing partner of the Tara Energy Partnerships. Tara Energy Inc., which is a Delaware corporation, holds lease interests on behalf of the Partnerships.

11.      Conditions:

         11.1 Tara shall be under no obligation to participate in any well which is not classed as PUD at the time of drilling. In the event that any well proposed to be drilled pursuant to this Agreement ceases for any reason to have PUD status, GMX shall have the opportunity of providing a substitute location, which shall be accepted if satisfactory to Tara and providing it has PUD status.

         11.2 The Wells must be drilled within three months of the Advance Date, otherwise unspent funds shall be refunded to Tara.

12. Covenants and Warranties of GMX:

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         12.1 GMX states that neither the execution and delivery of this
         Agreement or the consummation of the transactions contemplated herein will constitute any material breach or default under any contract or agreement to which GMX is a party.

         12.2 GMX states that there are no liens, claims, suits, actions or other proceedings that are currently pending before any court or governmental agency as of the date of this Agreement to which GMX is a party and which might result in material impairment or loss of GMX's title to any part of the lands described in Exhibit "A" or that might materially hinder or impede the operation of the leases thereon. GMX shall promptly notify Tara of any such proceeding following the date of this Agreement with respect to which GMX receives actual notice.

         12.3 GMX states that there are no bankruptcy, reorganization or arrangement Proceedings pending, or being contemplated by or threatened against GMX.

         12.4 GMX states that there is no liens or encumbrances burdening its interest in the Leases.

         12.5 GMX states that it is not aware of any environmental hazardous wastes on the Leases and that to the best knowledge of its knowledge and belief it is fully in compliance with local, state and federal laws in relation to the environmental condition of the Leases; however, it is understood that GMX does not currently have an Environmental Assessment Report covering the said property and should Tara so desire such a report, then Tara shall arrange or shall have arranged same at its own cost.

13.      Covenants and Warranties of Tara:

         13.1 Tara states that neither the execution and delivery of this Agreement nor the consummation of the transaction contemplated hereby will constitute a material breach or a default under any contract or agreement to which Tara is a party.

         13.2 Tara states that there are no bankruptcy proceedings pending, being contemplated by or threatened against Tara.

         13.3 Tara shall indemnify and hold harmless GMX from any and all claims, costs, expenses, liabilities or causes of action to or by third parties arising from the activities attributable to its undivided interest in the Leases which occur on or after the date of this Agreement.

         13.4 Tara states that it has the requisite power to acquire an interest in the Leases and that the execution, delivery and performance of this Agreement and the transaction contemplated hereby have been duly and validly authorized by all necessary requisite corporate action.

14. All ad valorem, property, production, severance, windfall profit and similar taxes and assessments (other than income taxes) based on or measured by the ownership of property or the production of hydrocarbons or the receipt of the proceeds therefrom, shall be apportioned and prorated between GMX and Tara as of the effective date of the assignments to be made pursuant to this Agreement.

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15.      The Parties agree in principle that following completion of the Work
         Program Tara Energy Inc. shall take over all rights and obligations of Tara hereunder, and that such rights and obligations will thereafter be embodied by amendment in the JOA and that this Agreement shall then thereupon terminate.

16. Tara will pay to GMX a fee in respect of geological and geophysical work to be done by GMX on the Leases in the amount of $22,500 for each of the Wells that may be drilled, and such amounts are shown separately on Exhibit "B".

17. Tara confirms that, subject to and following satisfactory technical and economic results from the Wells, Tara will discuss with GMX applying the principles of this Agreement to the drilling of further wells to be funded in like manner. This Clause does not represent a commitment by Tara or GMX to proceed with such further drilling, nor a commitment by Tara to retain available or to allocate funds for such activity.

18. Notwithstanding anything to the contrary herein, the Interests shall be proportionately reduced, on a lease by lease basis, to the extent GMX owns less than the entire leasehold estate created by such lease, and to the extent such lease covers less than the entire oil and gas mineral fee estate in and under the land covered by such lease.

         Proper Names and Addresses of the parties and the respective Contact names and telephone numbers under this Agreement are as follows:

Operator:                  GMX Resources Inc.
                           One Benham Place, Suite 600
                           9400 North Broadway
                           Oklahoma City, Oklahoma 73114

                           Operations; Ken Kenworthy, Jr., ext. 11
                           All Other; Ken Kenworthy, ext. 16
                           Phone # 405-600-0711
                           Fax # 405-600-0600

Non-Operator:     Tara Energy Services Limited
                           c/o Quinn & Associates
                           1801 Broadway, Suite 800
                           Denver, Colorado 80202

                           Contact:  Jan Podoll
                           Phone # 303-298-7262
                           Fax # 303-298-7502

         This Agreement shall extent to and bind the respective successors and assigns, heirs, and any personal representatives of the Parties hereto and the terms and provisions hereof shall constitute covenants running with the land and leasehold estates covered hereby. This contract shall be governed by the laws of the State of Oklahoma.

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         IN WITNESS WHEREOF, the Parties have signed this Agreement as of this date first above written.

GMX  RESOURCES  INC.

/s/ Ken L. Kenworthy
---------------------------------
OFFICER

                                        TARA  ENERGY  SERVICES LIMITED



                                           /s/ Janice J. Podoll
                                        ------------------------------
                                        Authorized Signatory

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APPENDIX  A

PAYOUT DATE:

Cash outflows (treated as negative numbers) in respect of the funds provided by Tara and cash inflows from the net proceeds of sale of Tara's share of monthly production from all wells financed by such funds (treated on a pooled basis), less operating costs and production taxes for Tara's interest in such wells, together with any proceeds from disposal or advance payments (all treated as positive numbers) are to be summarized periodically to arrive at a monthly net cash flow for Tara from the Advance Date (being the date of Tara's first advance of funds to GMX in respect of the operations in question) up to the latest available monthly figures. When the cumulative monthly net cash flow from the Advance Date first calculates so as to result in a positive number, the Payout Date shall be deemed to have occurred on the first day of the month following the latest month included in such calculation. Month herein means the 12 months of the calendar year.

In the event that the Advances are paid to GMX by more than one advance of funds, interest at 4.5% per annum shall be calculated on each such Advance (other than the first Advance), between and including the Advance Date (being the date of the first Advance) and the date upon which the Advance in question is transmitted to GMX, and the interest so calculated shall be treated for the purposes of the payout calculation and included in such calculation as if such interest were proceeds received by Tara out of the net revenues of the Wells so funded by the Advances. Such interest calculation shall use a 360-day year.